Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Service Providers” in the Proxy Statement/Prospectus and to the reference to our firm under the caption “Financial Highlights” in the Prospectus which is incorporated by reference in this Registration Statement of Nuveen Investment Funds, Inc. (formerly First American Investment Funds, Inc.) filed on Form N-14 under the Securities Act of 1933.

We also consent to the references to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information dated July 12, 2011 and under the caption “Independent Registered Public Accounting Firm” in the annual report and semi-annual report which are incorporated by reference and inclusion of our report dated August 26, 2011 in the Annual Report for the year ended June 30, 2011 of Nuveen Short Term Bond Fund, which is incorporated by reference in this Registration Statement.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

September 6, 2011